Exhibit 99.1

February 2005
Company Fact Sheet

CARRIAGE SERVICES, INC.
NYSE: CSV

SIMPLY PUT … BECOMING THE BEST

WWW.CARRIAGESERVICES.COM

INVESTOR CONSIDERATIONS:

•                  Market Leader in its Markets - Carriage has #1 or #2 market share in over 70% of the suburban and rural markets in which the company operates.

•                  Stable & Predictable Business — Carriage’s business can be described as one of relatively stable and predictable revenue and cash flows. Carriage has the second most profitable funeral home and cemetery operations versus its public peers, as measured by funeral gross margin.

•                  Positive Long-Term Demographic Trends — The aging of the “Baby Boom” generation should result in favorable future death rate trends for Carriage and the Death Care industry. According to the US Census Bureau, the number of people in the United States aged 65 and over is expected to increase from 36.7 million in 2005 to 40.2 million in 2010 and to 54.6 million in 2020, increases of 9.5% and 48.8%, respectively.

•                  Capital Structure Positions Carriage for Growth — Carriage’s recently completed $130 million senior note offering and subsequent debt refinancing resulted in a low cost capital structure that provides the capital and flexibility to execute a disciplined growth strategy.

•                  “Being the Best” Yielding Positive Results — On January 1, 2004, Carriage implemented significant changes in its funeral organization and operations to improve operating and financial results by incentivizing the growth of market share and profitability. The execution of its “Being the Best” standards based funeral operating model resulted in operational and financial improvements in Carriage’s funeral segment in 2004 that are expected to continue through 2005 and beyond. Carriage intends to implement a similar operating model in its cemetery organization which will promote the key success drivers that are unique to that business.

•                  Proven Management Team — Carriage’s senior management team is characterized by a dynamic and entrepreneurial culture that reacts quickly and proactively to address changing market conditions and emerging trends. This culture, with a focus on leadership, will provide an important advantage as the Death Care industry evolves.

Stock Price (February 10, 2005)	$5.05

Stock Data
Fiscal Year-End:	December
Symbol / Exchange:	CSV / NYSE
52 - Week Trading Range:	$4.15 – $5.50
Diluted Common Shares O/S (In Mill.):	18.3
Market Capitalization (In Mill.):	$92.32
Total Enterprise Value (In Mill.):	$319.57
Avg. Daily Volume (3 Mos.):	26,545.0
Float (In Mill.):	15.8
Insider Ownership:	11.8%
Institutional Ownership:	43.7%

Financial Data (Pro Forma As of 9/30/04, Unaudited)
(Amounts in Millions - Pro Forma for Recent $130 million Senior Note Offering)
Cash & Equivalents:	$11.1
Total Assets:	$569.2
Total Senior Debt:	$144.6
Total Subordinated Debt:	$93.8
Total Debt:	$238.4
Stockholders’ Equity:	$105.9
Trailing Twelve Mos. Revenue:	$152.1
Trailing Twelve Mos. EBITDA from Cont. Ops.:	$39.0
Trailing Twelve Mos. Diluted EPS from Cont. Ops.:	$0.36
Trailing Twelve Mos. Diluted EPS:	$0.29
Trailing Twelve Mos. Cash Flow from Operations:	$21.6
Trailing Twelve Mos. Capital Expenditures:	$4.6
Trailing Twelve Mos. Free Cash Flow:	$17.0

Company Estimate	2004E
Revenue:	$150 – $152
EBITDA:	$39 – $40
Dil. EPS from Cont. Operations:	$0.37 – $0.38

Stock Price Chart

COMPANY OVERVIEW:

Carriage Services is a leading provider of Death Care services and products in the United States and is the fourth largest publicly traded Death Care company. As of December 31, 2004, Carriage operated 135 funeral homes in 28 states and 30 cemeteries (including 5 combination locations) in 12 states. Carriage provides a complete range of funeral and cremation services and sells a wide variety of related products and merchandise. Carriage’s business can be characterized as one of relative stability, reflected by predictable revenue and cash flow, with incremental growth opportunities through selective acquisitions.

“BEING THE BEST” GAINING TRACTION:

Carriage recognized that to increase value for shareholders, it must improve the operating results of its funeral operations by growing market share and increasing internal profitability and earnings growth. After an extensive review of its funeral operations in 2003, Carriage announced and began to implement a number of operational changes that are intended to help the Company grow its market share and improve operating and financial performance in the future.

The execution of its “Being the Best” standards based funeral operating model resulted in operational and financial improvements in Carriage’s funeral segment in 2004 that are expected to continue through 2005 and beyond. Carriage intends to implement a similar operating model in its cemetery organization which will promote the key success drivers that are unique to that business.

“Being the Best” is based upon lessons the Company has learned from its best businesses and its best operators. Carriage analyzed its best businesses over a four year period according to size and cremation mix, and then developed operating and financial standards that are organized around three primary areas — market share, people and operating and financial metrics. Carriage introduced a more decentralized, entrepreneurial and local operating model and has overhauled its incentive compensation structure to align with its new standards. These new standards and incentives will challenge and reward its managing partners who thrive on growing their local business and taking responsibility for results.

CARRIAGE’S STRATEGY POSITIONS COMPANY FOR DISCIPLINED GROWTH:

Carriage’s business strategy is based on strong, local leadership and entrepreneurial principles that the Company believes drives market share, revenue growth, and profitability in its local markets. Carriage’s operating model emphasizes:

•                  decentralized management of its local businesses;

•                  financial and operational standards based upon drivers of success of its best businesses;

•                  variable compensation that rewards its funeral home managers as if they are owners;

•                  finding, developing and retaining the best people in the industry; and

•                  information technology designed to support local business and corporate management in operating, managing and monitoring its business.

Carriage’s near-term objectives for 2005 and 2006 include:

•                  continuing to improve its operating and financial performance by executing its Being the Best funeral operating model and implementing a similar strategy in its cemetery business;

•                  increasing its profitability and cash flow, and continuing to improve its credit profile; and

•                  initiating a disciplined acquisition program of funeral businesses that match a profile based on its Being the Best standards.

Carriage’s longer-term objectives over the next five years include:

•                  continuous improvement and portfolio optimization driven by its Being the Best operating model;

•                  increasing market share and profitability;

•                  formalizing and implementing a disciplined acquisition program; and

•                  raising equity proceeds to enhance its capital structure and support its growth strategy as appropriate opportunities arise.

CARRIAGE SERVICES STRENGTHS:

Market Leader in its Markets - Carriage has #1 or #2 market share in over 70% of the suburban and rural markets that the company operates in.

Strong Field Level Operating Margins — Carriage believes its field level operating margins are among the highest reported by public death care companies.  Carriage’s strong margins and its ability to control costs are important advantages in its business, which is characterized by a high fixed cost structure.

Stable Cash Flow & Debt Reduction — Since November 2000, Carriage has demonstrated the ability to generate stable free cash flow and to repay debt with cash flow from operations and asset sales. The Company has also demonstrated its ability to generate strong and consistent EBITDA margins. Carriage has reduced its senior debt and contingent obligations from previous acquisitions by $80.9 million, or 41% from $197.2 million at December 31, 2000 to $116.3 million at September 30, 2004. Carriage is committed to using free cash flow to continue to improve its credit profile and to fund its selective growth strategy.

Flexible Capital Structure — Carriage’s capital structure from mid-1999 to January 2005 enabled the Company to focus its efforts on improving its operations and credit profile. Carriage recently completed a $130 million, ten year, 7.875% senior note offering which refinanced its existing debt and further improved its capital structure and flexibility, enabling Carriage to invest its free cash flow in disciplined growth opportunities.

Partnership Culture — Carriage’s funeral homes and cemeteries are managed by individuals with extensive death care experience. Carriage’s funeral home managing partners have responsibility for day-to-day operations but are required to follow its Being the Best operating and financial standards. This strategy allows each local business to maintain its unique identity within its local market and to capitalize on its reputation and heritage while Carriage’s senior management team maintains supervisory controls and provides support services from its corporate headquarters.

Proven Management Team — Carriage’s senior management team, headed by Mel Payne, is characterized by a dynamic culture that reacts quickly and proactively to address changing market conditions and emerging trends. This culture was critical to Carriage’s successful previous restructuring efforts and will provide an important advantage as the death care industry evolves.

INDUSTRY OVERVIEW & TRENDS:

Relatively Stable Death Rates — Death rates in the United States have been relatively stable on a long-term historical basis. The number of deaths in the United States has increased at a compound annual rate of approximately 1% from 1980 to 2000. From 2001 to 2003, death rates deviated from the long-term historical trend and declined year-over-year for a three year period; the first year-over-year declines since the mid-1970’s.  Despite the recent year-over-year decline in deaths, deaths are expected to increase 5% from 2004 to 2010, or approximately 1% per year.

Aging Population and Increasing Death Rate - The U.S. population is getting older as the “Baby Boom” generation begins to age. The number and percentage of the population age 65 and over is expected to increase from 36.7 million in 2005 to 40.2 million in 2010 and to 54.6 million in 2020, increases of 9.5% and 48.8%, respectively. The growth in the 65 and older portion of the U.S. population is significant because approximately 68% of deaths in the U.S. have occurred when people are age 65 and older.

Growing Demand for Cremation — In recent years, there has been a steady, gradual increase in cremation as an alternative to traditional methods of burial. It is estimated that cremation accounted for approximately 10% of the U.S. burial market in 1980 and for approximately 29% in 2003. It is estimated that the cremation rate will increase to 35% by 2010. Cremation services and products generate less revenue per event than traditional burial events. To mitigate this and to even capitalize on the growing cremation trend, Carriage has developed innovative, high quality funeral and memorializing packages and additional products to increase its cremation revenue per funeral.

Population Age Distribution: 2000 – 2040

	2000A	2005E	2010E	2020E	2030E	2040E
Total Population	281,422	295,507	308,936	335,805	363,584	391,946
% Change	—	5.0%	4.5%	8.7%	8.3%	7.8%

Under 15	21.4%	20.6%	20.0%	20.0%	19.7%	19.6%
15 to 24	13.9%	14.2%	14.2%	12.6%	12.8%	12.7%
25 to 44	30.2%	28.2%	26.8%	26.3%	25.2%	24.7%
45 to 64	22.0%	24.7%	26.2%	24.9%	22.6%	22.6%
65 to 74	6.5%	6.3%	6.8%	9.4%	10.4%	9.0%
75 to 84	4.4%	4.4%	4.1%	4.6%	6.6%	7.4%
85 and over	1.5%	1.7%	2.0%	2.2%	2.6%	3.9%
65 and over	12.4%	12.4%	13.0%	16.3%	19.7%	20.4%

			V Aging of the Baby Boomers

Source: U.S. Census Bureau

Population Age Distribution: 2000 - 2040

Highly Fragmented Ownership — Reports indicate that there are approximately 22,000 funeral homes and 10,000 cemeteries in the U.S., and that the domestic funeral service industry generated approximately $15 billion in revenue in 2003. Based on information provided by public companies, it is estimated that approximately 80% of the funeral service industry’s revenue is generated by businesses that are independently owned. While many of these businesses would not fit our profile of acquisition candidates, we believe there are sufficient attractive independent businesses that would meet our profile.

Heritage & Tradition — Death care businesses have traditionally been family-owned businesses that have built a local heritage and tradition through successive generations, providing a foundation for ongoing business opportunities from established client family relationships and related referrals. Given the sensitive nature of Carriage’s business, the relationships fostered at the local level build trust in the community and are a key driver of market share. While new entrants may enter any given market, the time and resources required to develop local heritage and tradition serve as important barriers to entry.

NYSE: CSV

COMPANY HEADQUARTERS

1900 St. James Place, 4th Floor

Houston, TX 77056

Phone: 713-332-8400 • Fax: 713-332-8401

www.CarriageServices.com

READER ADVISORY & FORWARD LOOKING STATEMENTS

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements and Cautionary Statements” in the Company’s Annual Report and Form 10-K for the year ended December 31, 2003, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company.   The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company.  A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

DISCLOSURE OF NON-GAAP PERFORMANCE MEASURES

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios, which management uses in managing our business, may provide users of this financial information additional meaningful comparisons regarding results in historical periods.

We refer to the term “EBITDA” in various places of our financial discussion.  EBITDA is defined by us as net income before interest expense, other income (expense), income tax expense, and depreciation and amortization expense.  EBITDA is not a measure of operating performance under generally accepted accounting principles, or GAAP, and should not be considered in isolation nor construed as an alternative to operating profit, net income (loss) or cash flows from operating, investing or financing activities, each as determined in accordance with GAAP.  You should also not consider EBITDA as a measure of liquidity.  Moreover, since EBITDA is not a measure determined in accordance with GAAP and thus is susceptible to varying interpretations and calculations, EBITDA, as presented, may not be comparable to similarly titled measures presented by other companies.

Reconciliation of the estimate of 2004 Net Income from continuing operations to the estimate of 2004 EBITDA from continuing operations ($ in 000s):

	2004 Estimate Range
	Low	High
Net income from continuing operations	$16,000	$17,600
Provision (benefit) for income taxes	$6,000	$6,600
Pre-tax earnings from continuing operations	$10,000	$11,000
Interest expense, including loan cost amortization	$18,000	$18,000
Depreciation & amortization	$11,000	$11,000
Total estimated EBITDA from continuing operations	$39,000	$40,000
Total estimated revenue	$150,000	$152,000

Reconciliation of last twelve months ending 9/30/04 net income from continuing operations to last twelve months ending 9/30/04 EBITDA from continuing operations ($ in 000s):

Last Twelve Months Ended 9/30/2004
Net income from continuing operations	$6,537
Provision (benefit) for income taxes	$3,921
Pre-tax earnings from continuing operations	$10,458
Other (income) expense	$(511)
Interest expense, including loan cost amortization	$17,389
Depreciation & amortization	$11,643
Total estimated EBITDA from continuing operations	$38,979

We define free cash flow as cash provided by operating activities less capital expenditures for property, plant and equipment. We consider free cash flow to be an important indicator of our ability to pay down our debt while we are in loss carryforward position for tax purposes.

Reconciliation of cash provided by operations to free cash flow is provided in the following table (in 000s):

Last Twelve Months Ended 9/30/2004
Cash provided by operations	$21,595
Capital expenditures	$(4,633)
Free cash flow	$16,962

Reconciliation of pro forma capitalization as of 9/30/2004 ($ in millions)

	Actual	As Adjusted
	9/30/2004	9/30/2004
Cash and Equivalents	$2.3	$11.1

Senior Debt:
Existing Unsecured Credit Facility	$28.6	—
Existing Senior Notes	73.1	—
Senior Notes offered hereby	—	130.0
Acquisition Debt	9.1	9.1
Capital Leases	5.5	5.5
Total Senior Debt	$116.3	$144.6

Subordinated Debt:
Subordinated Debt to Affiliate (TIDES)	$93.8	$93.8
TIDES Deferred Interest	9.1	—
Total Subordinated Debt	$102.9	$93.8

Total Debt	$219.2	$238.4
Total Stockholders’ Equity	$110.6	$105.9
Total Capitalization	$329.8	$344.3

(1)          As adjusted cash and cash equivalents balance reflects: (i) a decrease of $2.6 million in outstanding borrowings under the existing credit facility; (ii) a repayment of $2.6 million on the existing senior notes; (iii) the payment of an additional $1.7 million deferred interest related to the TIDES and (iv) the payment of $9.4 million of unpaid interest related to the existing senior notes and the “make-whole” payment.

(2)          For the last twelve months ended September 30, 2004.

© 2005 Carriage Services, Inc., All Rights Reserved

Forward-looking statements contained herein are subject to certain risks and uncertainties as further described at the end of this Fact Sheet